Exhibit 10.6.5
STOCK OPTION
TERMS AND CONDITIONS FOR EMPLOYEES
Under the
Gannett Co., Inc.
2001 Omnibus Incentive Compensation Plan
These Terms and Conditions, dated                     , govern the grant of stock options (“Options”) under the 2001 Omnibus Incentive Compensation Plan (the “Plan”) to Gannett employees (the “Option Holder”), as set forth below. Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan. If there is any inconsistency between the defined terms of these Terms and Conditions and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.
1. Grant of Options. Pursuant to the provisions of (i) the Plan, (ii) the individual Letter Agreements governing each grant, and (iii) these Terms and Conditions, the Company has granted to the Option Holder the number of options (“Options”) to purchase the number of shares of common stock of the Company (“Common Stock”) set forth on the applicable Letter Agreement, at the purchase price per share stated in such Letter Agreement (“Option Price”).
2. Exercisability. Except as otherwise provided in Sections 14 and 15 below, the Options shall become exercisable as specified in the relevant Letter Agreement. The Options may be partially exercised from time to time within such percentage limitations, but no partial exercise of the Options will be permitted for less than ten shares of Common Stock. In no event shall the Options be exercisable in whole or in part after the Option Expiration Date specified in the relevant Letter Agreement. Upon an Option Holder’s termination of employment with the Company following the Option Holder’s (a) death, (b) permanent disability (as determined under the Company’s Long Term Disability Plan) or (c) retirement at or after age 65 or early retirement at or after age 55 in accordance with the Company’s policies (i.e., the Option Holder’s termination of employment occurs when the Option holder is at least age 55 and has at least 5 years of service), those Options awarded to the Option Holder will continue to vest and may be exercised as described in Sections 6 and 7 below. Upon any other termination of employment, the Options will be automatically canceled.

3. Method of Exercising Options. The Options may be exercised from time to time by written or electronic notice (in the form prescribed by the Company) delivered to and received by the Company (unless the Option Holder elects to make a “cashless exercise”), which notice shall be signed by the Option Holder and shall state the election to exercise the Options and the number of whole shares of Common Stock with respect to which the Options are being exercised. Such notice must be accompanied by a check payable to the Company, or such other consideration allowed pursuant to the Plan, in payment of the full Option Price for the number of shares purchased. As soon as practicable after it receives such notice and payment, as applicable, and following receipt from the Option Holder of payment for any taxes which the Company is required by law to withhold by reason of such exercise, the Company will deliver to the Option Holder a certificate or certificates for the shares of Common Stock so purchased. Options may also be exercised by the delivery of shares in payment of the Option Price or pursuant to a “cashless exercise” procedure, subject to securities law restrictions, or by any other means the Executive Compensation Committee of the Company (the “Committee”), in its sole discretion, determines is consistent with the Plan’s purpose and applicable law. The delivery of previously acquired shares may be made by attestation. Payment of any withholding taxes due upon exercise of Options may be made by withholding shares.
4. Reduction in Number Of Shares Subject to Options. Upon the exercise of one or more Options, the number of shares of Common Stock subject to the Options shall be reduced one-for-one.
5. Forfeiture and Cancellation of Options.
(a) Expiration of Term. On the Expiration Date, the unexercised Options shall be canceled automatically.
(b) Termination of Employment. Except as provided in Sections 6, 7, 14 and 15 below, or except as otherwise determined by the Committee in its sole discretion, the Options shall automatically be canceled upon termination of the Option Holder’s employment with the Company or any of its subsidiaries for any reason, which includes an event that results in the Option Holder’s employer ceasing to be a subsidiary of the Company. A change in status from Employee to Director, or from Director to Employee, shall not result in the cancellation of the Options or have an effect on the vesting schedule.
(c) Forfeiture of Option Gains Because of Misconduct.

(i) The Option Holder shall reimburse the Company the amount of the gross option gain realized or obtained by the Option Holder or any transferee resulting from the exercise of any Company stock options during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of a financial document as to which the Company subsequently prepared and issued or filed a “Restatement” (as defined below).
(ii) This reimbursement requirement shall only apply to Option Holders who either: (a) knowingly or negligently engaged in the misconduct referred to in paragraph 5(c)(iv), or knowingly or negligently failed to prevent such misconduct, or (b) are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.
(iii) The gross option gain to be reimbursed shall be measured at the date of exercise and shall be equal to the difference between the Fair Market Value of the purchased Common Stock on the date of exercise and the exercise price paid by the Option Holder therefore.
(iv) For purposes of this section, “Restatement” means an accounting restatement the Company is required to prepare due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws.
6. Death of Option Holder. Except as provided in Section 15 below, upon the death of the Option Holder, the Options vested at the time of such death may be exercised by the Option Holder’s estate, or by a person who acquires the right to exercise the Options by bequest or inheritance or by reason of the death of the Option Holder, provided that such exercise occurs both before the Option Expiration Date and within three years after the Option Holder’s death. Any Options not vested as of the Option Holder’s death will continue vesting during this post-termination exercise period in accordance with the Options’ original vesting schedule. Upon the expiration of such post-termination exercise period, all unexercised vested Options and all unvested Options will be canceled.

7. Retirement or Disability. Except as provided in Section 15 below, upon termination of the Option Holder’s employment (i) by reason of permanent disability, as determined under the Company’s Long Term Disability Plan, or (ii) retirement at or after age 65 or early retirement at or after age 55 in accordance with the Company’s policies (i.e., the Option Holder’s termination of employment occurs when the Option holder is at least age 55 and has at least 5 years of service), the Options vested at the time of such termination may be exercised by the Option Holder, provided that such exercise occurs both before the Option Expiration Date and within three years after the Option Holder’s termination. Any Options not vested as of the date of termination will continue vesting during this post-termination period in accordance with the Options’ original vesting schedule. Upon the expiration of such post-termination exercise period, all unexercised vested Options and all unvested Options will be canceled.
8. Non-Assignability. The Options shall not be assignable or transferable by the Option Holder, except by (i) will or by the laws of descent and distribution or (ii) with the consent of the Option Holder, by authorization of, or pursuant to procedures established by, the Committee to a member of the Option Holder’s family and/or a trust whose beneficiaries are members of the Option Holder’s family or to such other persons or entities as may be approved by the Committee. During the life of the Option Holder, the Options shall be exercisable only by the Option Holder or by the Option Holder’s guardian or legal representative or, following a transfer pursuant to (ii) above, by the approved transferee.
9. Rights as a Shareholder. The Option Holder shall have no rights as a shareholder by reason of the Options unless and until certificates for shares of Common Stock are issued to him or her.
10. Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (a) each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall be granted, the number of shares subject to each Option, the Option Price, and the times when each Option shall be exercisable, will be at the sole discretion of the Company; (c) for Option Holders who are Employees, the Option Holder’s participation in the Plan shall not create a right to further employment with the Option Holder’s employer and shall not interfere with the ability of the Option Holder’s employer to terminate the Option Holder’s employment relationship at any time with or without cause; (d) the Option Holder’s participation in the Plan is voluntary; (e) the Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (f) the future value of the shares underlying the Options is unknown and cannot be predicted with certainty; and (g) if the underlying shares do not increase in value, the Option will have no value.

11. Effect of Plan. The Plan is hereby incorporated by reference into these Terms and Conditions, and these Terms and Conditions are subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee to adjust awards and to make interpretations and other determinations with respect to all matters relating to these Terms and Conditions, the applicable Letter Agreements, the Plan, and awards made pursuant thereto. These Terms and Conditions shall apply to grants of Options made to the Option Holder from the date hereof until such time as revised Terms and Conditions are effective.
12. Notice. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 7950 Jones Branch Drive, McLean, Virginia 22107 and if to the Option Holder shall be addressed to the Option Holder at his or her address as it appears on the Company’s records.
13. Successors and Assigns. The applicable Letter Agreement and these Terms and Conditions shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Sections 6 and 8 hereof, to the heirs, legatees and personal representatives of the Option Holder.
14. Change in Control Provisions. Notwithstanding anything to the contrary in these Terms and Conditions, the following provisions shall apply to all Options granted under the attached Letter Agreement:

(a) Definitions. As used in Article 15 of the Plan and in these Terms and Conditions, a “Change in Control” shall mean the first to occur of the following:
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 14(a)(iii)(A), 14(a)(iii)(B) and 14(a)(iii)(C);
(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(b) Acceleration Provisions. In the event of the occurrence of a Change in Control, all outstanding Options shall become fully exercisable during their remaining term. The benefits that may accrue to the Option Holder under this Section may be affected by the “Limited Vesting” provisions of Sections 15.3 and 15.4 of the Plan.
(c) Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by the Option Holder in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 14, whether or not initiated by the Option Holder. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Option Holder, provided that the Option Holder must submit an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.

15. Employment Agreements. The provisions of Sections 2, 5, 6, 7, and 14 of these Terms and Conditions shall not be applied to or interpreted in a manner which would decrease the rights held by, or the payments owing to, an Option Holder under an employment agreement with the Company that contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement and the terms of this Section 15, the employment agreement shall control.
16. Grant Subject to Applicable Regulatory Approvals. Any grant of Options under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or exercise are not obtained, the Options may be canceled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.
17. Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Virginia and agree that such litigation shall be conducted in the courts of Fairfax County, Virginia or the federal courts of the United States for the Eastern District of Virginia.

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